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                                                        Exhibit No. EX-99.d.3.b

                                                  AMENDMENT NO. 2 TO SCHEDULE A

                                  SCHEDULE A

    UBS RELATIONSHIP FUNDS
1.  UBS Global Securities Relationship Fund
2.  UBS Global Aggregate Bond Relationship Fund
3.  UBS U.S. Large Cap Equity Relationship Fund
4.  UBS U.S. Intermediate Cap Relationship Fund
5.  UBS U.S. Value Equity Relationship Fund
6.  UBS U.S. Small Cap Equity Relationship Fund
7.  UBS Emerging Markets Equity Relationship Fund
8.  UBS U.S. Core Plus Relationship Fund
9.  UBS U.S. Bond Relationship Fund
10. UBS Short Duration Relationship Fund
11. UBS Enhanced Yield Relationship Fund
12. UBS U.S. Treasury Inflation Protected Securities Relationship Fund
13. UBS Short-Term Relationship Fund
14. UBS Emerging Markets Debt Relationship Fund
15. UBS Opportunistic Emerging Markets Debt Relationship Fund
16. UBS Opportunistic High Yield Relationship Fund
17. UBS Corporate Bond Relationship Fund

        This Amendment has been agreed to as of this 29th day of April, 2003 by the undersigned.

UBS RELATIONSHIP FUNDS                  UBS RELATIONSHIP FUNDS

By: /s/ Paul H. Schubert                By: /s/ David M. Goldenberg
    ------------------------------          ----------------------------
    Name:  Paul H. Schubert                 Name:  David M. Goldenberg
    Title: Treasurer and Principal          Title: Vice President and
           Accounting Officer                      Secretary


UBS GLOBAL ASSET MANAGEMENT             UBS GLOBAL ASSET MANAGEMENT
(AMERICAS) INC.                         (AMERICAS) INC.

By:  /s/ Robert P. Wolfangel            By:  /s/ Amy R. Doberman
    ------------------------------          ----------------------------
    Name: Robert P. Wolfangel               Name:  Amy R. Doberman
   Title: Executive Director and            Title: Managing Director and
          Chief Financial Officer                  General Counsel